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                                                                    EXHIBIT 23.3


                                       Consent

     Rosen Consulting Group hereby consents to the use of its report regarding the New York metropolitan economy and Manhattan office market and the references to the firm and such report under the caption "Market Overview" which is incorporated by reference in the Registration Statement on Form S-11 of SL Green Realty Corp.

                                             Rosen Consulting Group



                                             By:      /s/ Kenneth T. Rosen
                                                  ---------------------------
                                                  Name: Kenneth T. Rosen
                                                  Title: President


Date: April 27, 1998